UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               April 15, 2003

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK
(Address of principal executive offices)

11354
(Zip code)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Information Required Under Item 12 - Results of Operations and Financial Condition

        Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, on April 15, 2003 announced its results for the three months ended March 31, 2003. Attached as Exhibit 99.1 is the Company's press release dated April 15, 2003 reporting a 25 percent increase in first quarter earnings per share.

Item 7(c). Exhibits

99.1.     Press release of Flushing Financial Corporation, dated April 15, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2003

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated April 15, 2003	5

EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated April 15, 2003

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Chief Financial Officer	Van Negris & Company, Inc.
Flushing Financial Corporation	(212) 396-0606
(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS
25 PERCENT INCREASE IN FIRST QUARTER EARNINGS PER SHARE

FLUSHING, NY — April 15, 2003 — Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced its results for the three months ended March 31, 2003.

Michael J. Hegarty, President and Chief Executive Officer, stated: "Flushing completed another strong quarter, achieving record earnings per share and solid growth in the first quarter of 2003, as we continued to execute on the strategic initiatives that proved successful in 2002. We are very pleased to report a 25 percent increase in our earnings per share for the first quarter of 2003 to a record $0.45 per diluted share from $0.36 per diluted share in the comparable quarter a year ago. Net income for the first quarter of 2003 increased 17 percent to $5.3 million from the $4.5 million earned in the comparable quarter a year ago. Return on average equity and return on average assets each increased significantly to 16.1 percent and 1.3 percent, respectively.

"Focusing our origination efforts on higher yielding mortgage loan products, we realized growth in the higher yielding one-to-four family mixed-use residential real estate loans, which increased $9.2 million, and multi-family real estate loans, which increased $22.9 million. In line with our strategic initiatives, lower yielding conventional one-to-four family residential real estate loans declined $18.7 million during the quarter as mortgagors continued to refinance and we did not actively pursue this refinance market. In total, the loan portfolio grew $14.7 million during the quarter.

"Mortgage-backed securities and other securities increased $80.2 million and $20.2 million, respectively, during the first quarter. Funds not used for loan originations during the quarter were invested in marketable mortgage-backed securities and shorter-term investment securities to provide readily available funding for future loan originations. At March 31, 2003, loans in process totaled $161.4 million.

"We have continued to attract new deposits, resulting in an increase of $65.1 million in the first quarter of 2003. Lower costing core deposits increased $50.6 million while certificates of deposits increased $14.5 million. This has allowed us to fund our asset growth without relying on borrowings.

"The result of this growth was an increase of $1.8 million in net interest income, as the net interest margin increased to 3.60 percent for the first quarter of 2003, an increase of 5 basis points from the fourth quarter of 2002, and an increase of 11 basis points from the first quarter of 2002. The increase in the net interest margin was primarily driven by a lower cost of funds.

"While the net interest margin for the first quarter of 2003 reflects an increase from the fourth quarter of 2002, as the quarter progressed, we began to see a decrease in the net interest margin on a month-to-month basis. This is partially due to the interest rates we are able to obtain on new loans being less than the interest rates on loans which have been satisfied. We have been able to offset the effect of the reduced yields on new loans by continuing to grow the balance sheet, and funding this growth with deposits.

— more —

Flushing Financial Corporation
April 15, 2003
Page Two

"Our capital position enabled us to increase our asset size, continue our stock repurchase program, and focus on other shareholder value initiatives. During the first quarter of 2003, we increased our quarterly dividend 11 percent to $0.10 per common share - an indicated yearly rate of $0.40 per common share.

"We remain committed to a path of structured and orderly growth in 2003, focusing on the key initiatives of our strategic plan. This includes continued expansion of the financial services we offer to our customers and continued focus on the origination of higher yielding one-to-four family mixed-use residential real estate loans, multi-family real estate loans, and commercial real estate loans. At the same time, we will continue our increased focus on fee-based products.

"Above all, we continue to strive to optimize our shareholders' return on their investment."

Earnings Summary — Three Months Ended March 31, 2003

Net interest income for the three months ended March 31, 2003 increased $1.8 million, or 14.7 percent, to $14.2 million from $12.4 million for the three months ended March 31, 2002. This increase in net interest income is primarily due to a $158.7 million increase in the average balance of interest-earning assets, combined with a 17 basis point increase in the net interest spread. The yield on interest-earning assets declined 40 basis points to 6.94 percent for the three months ended March 31, 2003 from 7.34 percent in the three months ended March 31, 2002, while the cost of funds declined 57 basis points to 3.53 percent for the three months ended March 31, 2003 from 4.10 percent for the three months ended March 31, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past two years. The yield on interest-earning assets declined less than the cost of interest-bearing liabilities due to a $98.5 million increase in the average balance of the higher-yielding mortgage loan portfolio.

Non-interest income during the three months ended March 31, 2003 increased $0.2 million, or 15.8 percent, to $1.6 million for the three months ended March 31, 2003 from $1.4 million for the first quarter of 2002. This increase is attributed to increased fee income from loan fees and banking services.

Non-interest expense was $7.2 million for the three months ended March 31, 2003, an increase of $0.7 million, or 11.5 percent, from $6.5 million for the three months ended March 31, 2002. The increase from the prior year period is attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers. Management continues to monitor expenditures resulting in an improvement in the efficiency ratio to 45.7 percent for the three months ended March 31, 2003 from 47.1 percent for the three months ended March 31, 2002.

Primarily as a result of the increase in net interest income, net income for the three months ended March 31, 2003 increased 16.8 percent to $5.3 million from $4.5 million for the three months ended March 31, 2002. Diluted earnings per share increased 25.0 percent to $0.45 per share for the three months ended March 31, 2003 from $0.36 per share for the three months ended March 31, 2002.

Return on average equity was 16.1 percent for the three months ended March 31, 2003 compared to 15.4 percent for the three months ended December 31, 2002 and 13.8 percent for the three months ended March 31, 2002. Return on average assets was 1.3 percent for the three months ended March 31, 2003 compared to 1.2 percent for each of the three-month periods ended December 31, 2002 and March 31, 2002.

— more —

Flushing Financial Corporation
April 15, 2003
Page Three

Balance Sheet Summary

At March 31, 2003, total assets were $1,737.3 million, an increase of $84.3 million from December 31, 2002. During the first three months of 2003, loan originations and purchases were $42.3 million for multi-family real estate loans, $19.6 million for commercial real estate loans, $15.5 million for mixed-use property one-to-four family residential real estate loans, $9.8 million for conventional one-to-four family residential real estate loans, and $3.7 million in construction loans. For the first three months of 2002, loan originations and purchases were $37.9 million for multi-family real estate loans, $15.4 million for commercial real estate loans. $17.3 million for mixed-use property one-to-four family residential real estate loans, $5.9 million for conventional one-to-four family residential real estate loans, and $4.1 million in construction loans. Total loans increased $14.7 million during the three months ended March 31, 2003 to $1,184.3 million from $1,169.6 million at December 31, 2002.

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank's strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $2.0 million at March 31, 2003 compared to $4.3 million at December 31, 2002 and $2.1 million at March 31, 2002. Total non-performing assets as a percentage of total assets were 0.1 percent at March 31, 2003, 0.3 percent at December 31, 2002, and 0.1 percent at March 31, 2002. The ratio of allowance for loan losses to total non-performing loans was 501 percent at March 31, 2003 compared to 183 percent at December 31, 2002 and 327 percent at March 31, 2002.

Mortgage-backed securities increased $80.2 million to $399.5 million at March 31, 2003, while other securities increased $20.2 million to $59.9 million at March 31, 2003. Funds not used during the quarter for loan originations have been invested in readily marketable mortgage-backed securities and shorter-term investment securities to provide readily available funding for future loan originations. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities. At March 31, 2003, loans in process totaled $161.4 million.

Total liabilities increased $80.1 million to $1,601.7 million at March 31, 2003 from $1,521.6 million at December 31, 2002. Due to depositors increased $65.1 million as certificate of deposit accounts increased $14.5 million while lower costing core deposits, primarily money market deposit accounts, increased $50.6 million. Borrowed funds were $493.2 million at March 31, 2003, the same as December 31, 2002.

Total stockholders' equity increased $4.2 million to $135.6 million at March 31, 2003 from $131.4 million at December 31, 2002. The $5.3 million in net income for the three months ended March 31, 2003 was partially offset by $1.1 million in cash dividends paid during the three-month period. Book value per share was $10.76 at March 31, 2003 compared to $10.43 per share at December 31, 2002 and $9.90 per share at March 31, 2002.

Under its stock repurchase programs, the Company repurchased 42,700 shares during the three months ended March 31, 2003, at a total cost of $0.7 million, or an average of $17.43 per share. At March 31, 2003, 587,300 shares remain to be repurchased under the current stock repurchase program. Through March 31, 2003, the Company had repurchased approximately 42 percent of the common shares issued in connection with the Company's initial public offering at a cost of $93.7 million.

— more —

Flushing Financial Corporation
April 15, 2003
Page Four

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

— Statistical Tables Follow —

— more —

Flushing Financial Corporation
April 15, 2003
Page Five

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED
STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands)
	March 31,	December 31,
	2003	2002
ASSETS	(Unaudited)
Cash and due from banks	$16,398	$29,119
Federal funds sold	--	18,500
Securities available for sale:
Mortgage-backed securities	399,492	319,255
Other securities	59,949	39,729
Loans:
One-to-four family residential - conventional	244,242	262,944
One-to-four family residential - mixed-use property	179,720	170,499
Multi-family residential	475,526	452,663
Commercial real estate	263,149	257,054
Co-operative apartments	4,823	5,205
Construction	13,355	17,827
Small Business Administration	4,952	4,301
Commercial business and other	3,766	4,185
Net unamortized premiums and unearned loan fees	1,349	1,463
Allowance for loan losses	(6,589)	(6,581)

Net loans	1,184,293	1,169,560
Interest and dividends receivable	8,592	8,409
Real estate owned, net	--	--
Bank premises and equipment, net	5,374	5,389
Federal Home Loan Bank of New York stock	22,463	22,213
Goodwill	3,905	3,905
Other assets	36,815	36,879

Total assets	$1,737,281	$1,652,958

LIABILITIES
Due to depositors:
Non-interest bearing	$41,029	$35,287
Interest bearing:
Certificate of deposit accounts	557,818	543,330
Passbook savings accounts	214,077	213,572
Money market accounts	214,782	170,029
NOW accounts	39,434	39,795

Total interest-bearing deposits	1,026,111	966,726
Mortgagors' escrow deposits	16,099	9,812
Borrowed funds	493,159	493,164
Other liabilities	25,258	16,583

Total liabilities	1,601,656	$1,521,572

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized)	--	--
Common stock ($0.01 par value; 40,000,000 shares authorized;
13,852,063 issued; 12,599,923 and 12,598,343 shares
outstanding at March 31, 2003 and December 31, 2002,
respectively)	139	139
Additional paid-in capital	47,453	47,208
Treasury stock (1,252,140 and 1,253,720 shares at
March 31, 2003 and December 31, 2002, respectively)	(21,709)	(21,733)
Unearned compensation	(7,473)	(7,825)
Retained earnings	112,908	109,208
Accumulated other comprehensive income, net of taxes	4,307	4,389

Total stockholders' equity	135,625	131,386

Total liabilities and stockholders' equity	$1,737,281	$1,652,958

— more —

Flushing Financial Corporation
April 15, 2003
Page Six
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	For the Three Months
	Ended March 31,
	2003	2002
Interest and dividend income
Interest and fees on loans	$23,234	$21,801
Interest and dividends on securities:
Interest	4,091	4,096
Dividends	34	36
Other interest income	85	180

Total interest and dividend income	27,444	26,113

Interest expense
Deposits	6,936	6,863
Other interest expense	6,271	6,839

Total interest expense	13,207	13,702

Net interest income	14,237	12,411
Provision for loan losses	--	--

Net interest income after
Provision for loan losses	14,237	12,411

Non-interest income
Other fee income	822	699
Net gain (loss) on sales of securities and loans	46	20
Other income	737	667

Total non-interest income	1,605	1,386

Non-interest expense
Salaries and employee benefits	3,827	3,429
Occupancy and equipment	667	655
Professional services	691	696
Data processing	410	373
Depreciation and amortization	256	257
Other operating expenses	1,398	1,091

Total non-interest expense	7,249	6,501

Income before income taxes	8,593	7,296

Provision for income taxes
Federal	2,572	2,263
State and local	721	495

Total taxes	3,293	2,758

Net income	$5,300	$4,538

Basic earnings per share	$0.47	$0.38
Diluted earnings per share	$0.45	$0.36

— more —

Flushing Financial Corporation
April 15, 2003
Page Seven
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	At or For the Three Months
	Ended March 31,
	2003		2002
Per Share Data
Basic earnings per share	$0.47		$0.38
Diluted earnings per share	$0.45		$0.36
Average number of shares outstanding for:
Basic earnings per share computation	11,194,345		11,969,728
Diluted earnings per share computation	11,666,629		12,540,568
Book value per share (based on 12,599,923
and 13,098,196 shares outstanding at
March 31, 2003 and 2002, respectively)	$10.76		$9.90
Average Balances
Total loans, net	$1,176,446		$1,075,417
Total interest-earning assets	1,582,216		1,423,508
Total assets	1,693,073		1,513,709
Total due to depositors	991,548		808,998
Total interest-bearing liabilities	1,495,682		1,336,834
Stockholders' equity	131,303		131,971
Performance Ratios (1)
Return on average assets	1.25%		1.20%
Return on average equity	16.15		13.75
Yield on average interest-earning assets	6.94		7.34
Cost of average interest-bearing liabilities	3.53		4.10
Interest rate spread during period	3.41		3.24
Net interest margin	3.60		3.49
Non-interest expense to average assets	1.71		1.72
Efficiency ratio	45.68		47.14
Average interest-earning assets to average
Interest-bearing liabilities	1.06	x	1.06	x

(1)     Ratios for the quarters ended March 31, 2003 and 2002 are presented on an annualized basis.

— more —

Flushing Financial Corporation
April 15, 2003
Page Eight
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	March 31, 2003	December 31, 2002
Selected Financial Ratios and Other Data
Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.66%	7.74%
Leverage and core capital (minimum requirement = 3%)	7.66	7.74
Total risk-based capital (minimum requirement = 8%)	14.41	14.27
Capital ratios:
Average equity to average assets	7.76%	8.22%
Equity to total assets	7.81	7.95
Asset quality:
Non-performing loans	$1,316	$3,592
Non-performing investment securities	700	700
Non-performing assets	2,016	4,292
Net (recoveries) charge-offs	(8)	4
Asset Quality Ratios:
Non-performing loans to gross loans	0.11%	0.31%
Non-performing assets to total assets	0.12	0.26
Allowance for loan losses to gross loans	0.55	0.56
Allowance for loan losses to total non-performing assets	326.91	153.34
Allowance for loan losses to total non-performing loans	500.85	183.23
Full-service customer facilities	10	10

— more —

Flushing Financial Corporation
April 15, 2003
Page Nine
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net	$1,167,631	$23,090	7.91%		$1,069,122	$21,692	8.12%
Other loans, net	8,815	144	6.53		6,295	109	6.93

Total loans, net	1,176,446	23,234	7.90		1,075,417	21,801	8.11

Mortgage-backed securities	332,239	3,766	4.53		237,049	3,435	5.80
Other securities	42,395	359	3.39		66,831	697	4.17

Total securities	374,634	4,125	4.40		303,880	4,132	5.44

Interest-earning deposits and
federal funds sold	31,136	85	1.09		44,211	180	1.63

Total interest-earning assets	1,582,216	27,444	6.94		1,423,508	26,113	7.34

Other assets	110,857				90,201

Total assets	$1,693,073				$1,513,709

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$214,143	526	0.98		$199,939	850	1.70
NOW accounts	39,205	73	0.74		33,655	83	0.99
Money market accounts	186,479	1,070	2.30		100,920	592	2.35
Certificate of deposit accounts	551,721	5,244	3.80		474,484	5,320	4.48

Total due to depositors	991,548	6,913	2.79		808,998	6,845	3.38
Mortgagors' escrow accounts	12,251	23	0.75		12,959	18	0.56

Total deposits	1,003,799	6,936	2.76		821,957	6,863	3.34
Borrowed funds	491,883	6,271	5.10		514,877	6,839	5.31

Total interest-bearing
liabilities	1,495,682	13,207	3.53		1,336,834	13,702	4.10

Non-interest bearing deposits	33,607				27,682
Other liabilities	32,481				17,222

Total liabilities	1,561,770				1,381,738
Equity	131,303				131,971

Total liabilities and equity	$1,693,073				$1,513,709

Net interest income/net interest rate
spread		$14,237	3.41%			$12,411	3.24%

Net interest-earning assets/ net
interest margin	$86,534		3.60%		$86,674		3.49%

Ratio of interest-earning assets to
interest-bearing liabilities			1.06	x			1.06	x

###